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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of First State Bancorporation on Form S-3 of our report dated March 8, 2002 (May 22, 2002 as to
Note 16), appearing in this Prospectus, which is a part of this Registration Statement, insofar as such report relates to the financial statements of First Community Industrial Bank as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Tampa, Florida
July 3, 2002